Exhibit 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated October 11, 2022, with respect to the financial statements of Banco Finterra, S.A., Institución de Banca Múltiple (currently, Banco Covalto, S.A., Institución de Banca Múltiple) included in Amendment No. 1 to the Registration Statement on Form F-4 No. 333-269106 and related Proxy Statement/Prospectus of Covalto Ltd.

Mexico City, Mexico

February 17, 2023

/S/ MANCERA, S.C.

Mancera, S.C.,

A Member Firm of Ernst & Young Global Limited